UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 17, 2011

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As earlier reported on Form 8-K, Blue Coat Systems, Inc. (the “Company”) reported the departure of Kevin T. Biggs as Senior Vice President, Worldwide Field Operations, effective August 17, 2011. In connection with the departure of Mr. Biggs and the termination of his employment, the Company and Mr. Biggs entered into a separation agreement on August 17, 2011. The separation agreement provides for termination of Mr. Biggs’ employment with the Company effective August 19, 2011. Consistent with the terms of his offer letter agreement dated December 3, 2006, the separation agreement also provides for a lump sum severance payment of $150,000 to Mr. Biggs, representing an amount equal to 6 months of his base salary. In exchange for the severance payment, Mr. Biggs has released all claims against the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Separation agreement, dated August 17, 2011, between Kevin T. Biggs and Blue Coat Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: August 22, 2011	By:	/s/ Betsy E. Bayha Betsy E. Bayha Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Separation agreement, dated August 17, 2011, between Kevin T. Biggs and Blue Coat Systems, Inc.